Free Writing Prospectus
Filed on June 21, 2006 pursuant to Rule 433
Registration Statement Nos. 333-132560,
     333-132560-01 and 333-132560-02
Ford Credit Floorplan Master Owner Trust A (the “Issuer”)
ABS NEW ISSUE — $1.50B FORDF 2006-3      ** PRICED **
SYNDICATE: LEADS — ABN/DB/LEH; COs — BSC/BNP/CALYON/RBS/UBS
STRUCTURE: SR/SUB AUTO FLOORPLAN LOANS
2006-3

CL	SIZE(MM)	MDY/S&P/FCH	WAL	eFINAL	LEGAL	COUPON	PRICE
A B	1416.200 83.800	Aaa/AAA/AAA A1 /AAA/ A	2.96 2.96	6/15/09 6/15/09	6/15/11 6/15/11	1ML+18 1ML+45	100-00 100-00
NB — SETTLE 6/28/06, FLAT
  —      LEHMAN WILL BILL AND DELIVER
The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388. Please note that to the extent that this message includes additional disclaimers below, such disclaimers should be disregarded.